UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2019

NEMUS BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803
(Address of principal executive offices)

(949) 396-0330
(Registrant’s telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 26, 2019, Nemus Bioscience, Inc (the “Company”) entered into a master development and clinical supply agreement (the “Agreement”) with Noramco, Inc. (“Noramco”) to provide manufacturing and product development services for the Company’s analogue formulation of cannabidiol (“CBD”). The Company will pay $146,386 upfront and additional payments will be made upon shipping of the active pharmaceutical ingredient.

Either party may terminate this Agreement immediately without further action if (i) the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within 30 days, or takes any equivalent or similar action in consequence of debt in any jurisdiction; or (ii) the other party materially breaches any of the provisions of this Agreement, and such breach is not cured within 45 days after the giving of written notice requiring the breach to be remedied; provided, that in the case of a failure of the Company to make payments in accordance with the terms of this Agreement, Noramco may terminate this Agreement if such payment breach is not cured within 30 days of receipt of notice of non-payment from Noramco. In addition, either Party may terminate this Agreement at any time upon four (4) months prior written notice to Noramco. In the event of termination, the Company shall pay Noramco for all Services performed up to the date of termination and all non-cancelable commitments made specifically in performance of the master development and clinical supply agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 4, 2019, the Company issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Nemus’ filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
*10.1	Master Development and Clinical Supply Agreement, dated February 26, 2019, by and between Nemus Bioscience, Inc. and Noramco, Inc.
99.1	Press release dated March 4, 2019

* Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMUS BIOSCIENCE, INC.

Dated: March 4, 2019	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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